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                                                                    EXHIBIT 10.5

                              AMENDMENT NUMBER FIVE
                                       TO
                        COUNTRYWIDE FINANCIAL CORPORATION
                                GLOBAL STOCK PLAN

      WHEREAS, Countrywide Financial Corporation (the "Company") wishes to amend the Employee Stock Purchase Plan of the Countrywide Financial Corporation Global Stock Plan (the "Plan") to provide for an Option Price based on the Offering Termination Date;

      NOW THEREFORE, the Plan is amended to read as follows for Offerings commencing on or after January 1, 2006:

      1. Section 6.02 is hereby amended by deleting this section in its entirety and replacing it with a new Section 6.02 as follows:

      "6.02 Option Price. The per share option price of shares of Common Stock purchased with payroll deductions made during any Offering (the "Offering Price") by a Participant shall be not less than 92.5% of the Fair Market Value of the stock on the Offering Termination Date of such Offering.

      IN WITNESS WHEREOF, the Company has caused this Amendment Number Five to be executed by its duly authorized officer this 28th day of September, 2005.

                                          Countrywide Financial Corporation

                                          By:    /s/ Leora Goren
                                              ---------------------------------
                                                 Leora Goren
                                                 Senior Managing Director,
                                                 Chief Human Resources Officer

Attest:

 /s/ Gerard A. Healy
------------------------
Gerard A. Healy
Assistant Secretary